EXHIBIT 21

                         TELLABS, INC.  AND SUBSIDIARIES
                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF FEBRUARY 24, 1999

                                                       State or Other
                                                       Jurisdiction of
Name                                                   Incorporation

Tellabs Operations, Inc.                               Delaware
  CCSC International Corp.                             Virgin Islands
  E. Coherent Communications Systems Ltd.              United Kingdom
  Telecommunications Laboratories, Inc.                Illinois
  Telecon Acquisition Corp.                            Delaware
  Tellabs Export, Inc.                                 Delaware
  Tellabs Japan, Inc.                                  Delaware
  Tellabs Manufacturing, Inc.                          Delaware
  Tellabs International, Inc.                          Illinois
    Tellabs Communications Canada Ltd.                 Canada
    Tellabs do Brasil Ltda.                            Brazil
    Tellabs H.K. Ltd.                                  Hong Kong
    Tellabs International de Mexico                    Mexico
    Tellabs Italia S.r.l.                              Italy
    Tellabs Korea, Inc.                                Korea
    Tellabs Netherlands B. V.                          Netherlands
    Tellabs N.Z. Limited                               New Zealand
    Tellabs Pty. Limited                               Australia
    Tellabs Singapore Private Limited                  Singapore
    Tellabs (Thailand) Co., Ltd.                       Thailand
    Tellabs (V.I.), Inc.                               U.S. Virgin Islands
    Tellabs Holding B.V.                               Netherlands
      Tellabs Enterprises B.V.                         Netherlands
        Tellabs Oy                                     Finland
          Kiinteisto Oy Mestarinkaare                  Finland
          Trelcom Oy                                   Finland
          Tellabs (S. A.) (Proprietary) Limited        South Africa
          Kiinteisto Oy Sinimaientie 6                 Finland
          Tellabs AB                                   Sweden
          Tellabs SAS                                  France
          Tellabs Holdings Ltd.                        Ireland
            Tellabs (Ireland) Ltd.                     Ireland
            Tellabs Ltd.                               Ireland
            Tellabs Southern Europe, S.A.              Spain
            Tellabs GmbH                               Germany
            Tellabs Research Ltd.                      Ireland
            Tellabs U.K. Ltd.                          United Kingdom
Tellabs Mexico, Inc.                                   Delaware
  Tellabs de Mexico, S.A. de C.V.                      Mexico
Tellabs TG, Inc.                                       Delaware
  Tellabs Transport Group Inc.                         Quebec
White Oak Merger Corp.                                 Delaware